SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2001



                             CP Limited Partnership
             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                       1-85492              38-3140664
 (State or Other Jurisdiction           (Commission          (IRS Employer
         of Formation)                  File Number)     Identification Number)

           6160 South Syracuse Way, Greenwood Village, Colorado 80111 (Address of Principal Executive Offices, Including Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 741-3707

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 3, 2001, pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001 (the "Merger Agreement"), among Chateau Communities, Inc., a Maryland corporation ("Chateau"), Registrant, Chateau Merger Sub, Inc., a Maryland corporation ("Merger Sub"), Second Merger Sub, LLC, a Maryland limited liability company ("Second Merger Sub"), Partnership Merger Sub, LLC a Delaware limited liability company ("Partnership Merger Sub"), CWS Communities Trust, a Maryland real estate investment trust ("CWS"), CWS Communities LP, a Delaware limited partnership ("CWS OP") and Security Capital Manufactured Housing Incorporated, a Delaware corporation ("Housing"), CWS and CWS OP were acquired by Chateau (the "Acquisition"). Total consideration for the Acquisition was approximately $556,990,000, consisting of approximately $335,143,000 in cash, $148,835,000 in assumed liabilities and the issuance in a private placement of 2,040,878 units of limited partner interest in Registrant (each a "Chateau OP Unit") (valued for this purpose at $30.935 per Chateau OP Unit) and $9,942,476 in 11-year 7.5% Senior Unsecured Notes (the "11-year Notes"). The Merger Agreement is incorporated by reference herein as exhibit 2.1 hereto. The form of the 11-year Notes is incorporated by reference herein as exhibit 99.1 hereto.

Initial financing for the cash portion of the consideration consisted of proceeds from an acquisition facility provided by Bank One, N.A. This facility bears interest at a rate of LIBOR plus 120 basis points and matures on August 2, 2002. The acquisition facility is incorporated by reference herein as exhibit
99.2 hereto.

In connection with the Acquisition, certain limited partners of Registrant also agreed that the terms of the loans extended to them by CWS OP in the aggregate amount of $26 million would be amended and restated effective as of the closing date of the Acquisition (the "Amended and Restated Loan Agreements"). Prior to the Acquisition, these loans were secured with shares of common stock of CWS and units of limited partner interest in CWS OP, 50% of which could be purchased by CWS at its option upon certain events, including certain prepayments and upon maturity. As of August 2, 2001 these loans were amended and restated to, among other things, replace the collateral with a proportionate amount of Chateau OP Units, provide for an initial purchase price for the Chateau OP Units subject to the repurchase option of Registrant, eliminate the right of Registrant to exercise this option in the event of a prepayment of the Amended and Restated Loans in full prior to January 1, 2003 and lower the exercise price of this option in the event that certain distributions are made to the borrowers thereunder. The maturity dates of these loans vary between June 14, 2009 and September 26, 2010. The loans bear initial interest rates of 6.25% or 6.50%, increasing at increments of 25 basis points on each anniversary of each loan, not exceeding 7.50%. A form of Amended and Restated Investment Loan Agreement is incorporated by reference herein as exhibit 99.3 hereto. A form of Amended and Restated Non-Investment Loan Agreement is incorporated by reference herein as exhibit 99.4 hereto.

In addition, Registrant agreed to issue to shareholders of CWS who received the 11-year Notes in the Acquisition an aggregate of 321,399 Chateau OP Units in a private placement pursuant to the terms of Subscription Agreements, each dated as of August 2, 2001, for an aggregate purchase price of approximately $9,943,000 paid to Registrant through the issuance of 9-year 7.5% promissory notes (subject to extension for two additional one-year periods in certain events) secured by Chateau OP Units held by the obligor.

The CWS portfolio consists of 46 properties, with 16,600 home sites in 11 states. The majority of these properties are located in Florida (41%), Georgia (17%) and Texas (21%). In addition, CWS owns 1,518 expansion sites available for future development and three RV communities with 481 RV sites. The Registrant plans to continue the ownership and operation of these properties as manufactured home communities and RV sites. Certain information concerning these properties is attached hereto as Exhibit 99.5.

The terms of the Merger Agreement, the other agreements used in the Acquisition and the Amended and Restated Loan Agreements were negotiated at arms' length by management of Chateau.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements.

          Financial statements required with respect to the transactions described in Item 2 above will be filed by amendment to this Form 8-K as soon as practicable, and in any event, within 60 days after the required filing date for this Form 8-K.

     (b)  Pro Forma Financial Information.

          Pro forma financial information required with respect to the transactions described in Item 2 above will be filed by amendment to this Form 8-K as soon as practicable, and in any event, within 60 days after the required filing date for this Form 8-K.

     (c)  Exhibits.

              Item   Description
              ----   -----------

              2.1* Agreement and Plan of Merger, dated as of June 6, 2001, among Chateau Communities, Inc., a Maryland corporation, CP Limited Partnership, a Maryland limited partnership, Chateau Merger Sub, a Maryland corporation, Second Merger Sub LLC, a Maryland limited liability company, Partnership Merger Sub, LLC a Delaware limited liability company, CWS Communities Trust, a Maryland real estate investment trust, CWS Communities LP, a Delaware limited partnership and Security Capital Manufactured Housing Incorporated, a Delaware corporation.

              99.1*  Form of 11-year Notes.

              99.2* Credit Agreement dated as of August 3, 2001 among CP Limited Partnership, a Maryland limited partnership, Bank One, NA, certain other banks, financial institutions and other entities and Bank One, as Administrative Agent.

              99.3*  Form of Investment Loan Agreement.

              99.4*  Form of Non-Investment Loan Agreement.

              99.5*  Description of CWS Portfolio.

              * Incorporated by reference to the Exhibits filed with Chateau's Form 8-K filed with the Commission on August 20, 2001.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Date:  August 17, 2001                CHATEAU COMMUNITIES, INC.


                                            By:/s/ Tamara D. Fischer
                                                   -----------------------------
                                            Name:  Tamara D. Fischer
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer



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